Exhibit 21

Subsidiaries of Tetra Tech, Inc.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	Virginia
America's Schoolhouse Consulting Services, Inc.	New York
American Environmental Group, Ltd.	Ohio
ARD, Inc.	Vermont
Ardaman & Associates, Inc.	Florida
Arlington Power Consulting Limited	Nigeria
BFP Consultants Pty Ltd	Australia
BIOCNG, LLC	New York
Bovell Freeman Holley (Pty) Ltd	South Africa
BPR-Énergie Inc.	Quebec, Canada
BPR Inc.	Quebec, Canada
BPR-Infrastructure Inc.	Quebec, Canada
BPR-Triax Inc.	Quebec, Canada
Carson Group (AKL) Limited	New Zealand
Carson Group Limited	New Zealand
CICP Consultores Internacionales, LLC	Delaware
Clifton Coney Group (NZ) Limited	New Zealand
Coffey Afghanistan LLC	Afghanistan
Coffey Afghanistan Pty Ltd	Australia
Coffey Africas Holdings Pty Ltd	Australia
Coffey Americas Holdings Pty Ltd	Australia
Coffey Asia Limited	China (Hong Kong)
Coffey Australia Holdings Pty Ltd	Australia
Coffey Consultoria Servicios SpA	Chile
Coffey Corporate Pty Ltd	Australia
Coffey Environments Australia Pty Ltd	Australia
Coffey Environments Pty Ltd	Australia
Coffey Europe ME Holdings Pty Ltd	Australia
Coffey Geotechnics Limited	United Kingdom
Coffey Geotechnics Pty Ltd	Australia
Coffey GTS Arabia LLC	Saudi Arabia
Coffey Holding SDN BHD	Malaysia
Coffey International (Africa) (Pty) Ltd	South Africa
Coffey International Development Holdings Limited	United Kingdom
Coffey International Development Limited	United Kingdom
Coffey International Development Pty Ltd	Australia
Coffey International Development (Middle East) Pty Ltd	Australia
Coffey International Development Sp. Z.O.O.	Poland
Coffey International, Inc.	Delaware
Coffey International Incorporated	Philippines
Coffey International Limited	Australia
Coffey International NZ Limited	New Zealand
Coffey LPM Pty Ltd	Australia
Coffey (Malaysia) SDN BHD	Malaysia
Coffey Mining Pty Ltd	Australia
Coffey Myanmar Limited	Myanmar
Coffey Natural Systems Pty Ltd	Australia
Coffey Nigeria Ltd	Nigeria
Coffey Philippines Inc	Philippines
Coffey Projects (Africa) (Pty) Ltd	South Africa
Coffey Projects (International) Ltd	British Virgin Islands
Coffey Projects (Middle East) Ltd	Bailiwick of Jersey
Coffey Projects (New Zealand) Limited	New Zealand
Coffey Services Australia Pty Ltd	Australia
Coffey Services No 2 Pty Ltd	Australia
Coffey Services (NZ) Limited	New Zealand
Coffey Services PNG Limited	Papua New Guinea
Coffey Testing Pty Ltd	Australia
Coffey Thailand Limited	Thailand
Coffey UK Limited	United Kingdom
Cornerstone Environmental Group, LLC	New York
Cosentini Associates, Inc.	New York
DASCEM Pty Ltd	Australia
DCK-TTEC LLC	Delaware
Development Company for Technical & Environmental Consultancy LLC	Iraq
Delaney Crushed Stone Products, Inc.	New York
Duncan Rhodes Construction Management (Pty) Ltd	South Africa
Duncan Rhodes Procurement (Pty) Ltd	South Africa
Eco Logical Australia Pty Ltd	Australia
Farsands Solutions Pty Ltd	Australia
Foothills Indemnity, Inc.	Hawaii
Fundacion MSI Colombia	Colombia
Geosciences Consulting (ME) Pty Ltd	Australia
Glumac	California
Glumac Limited, Inc.	Hong Kong
Glumac (Shanghai) Architectural Design Consulting Co., Ltd.	China
Golden Spike Resources, LLC	Delaware
Golden State Brownfields, LLC	Delaware
Hagler Bailly Pakistan (Private) Limited	Pakistan
Hydro-Ops LLC	Delaware
IJSI Liberia, LLC	Liberia
INDUS Corporation	Virginia
INDUS Enterprise Solutions Inc.	Delaware
INDUS Secure Network Solutions, LLC	Virginia
INDUS ESS LLC	Virginia
Innogiciel Inc.	Quebec, Canada
Integrated Justice Systems International, LLC	Delaware
Inversiones Tetra Tech Chile Holding Limitada	Chile
Inversiones Tetra Tech Chile Acquisition Limitada	Chile
IP3 Afrique, LLC	Senegal
IT Environmental (Australia) Pty Ltd	Australia
KIFAYATE (SARLAU)	Morocco
Kiggiak-EBA Consulting Ltd.	Northwest Territories, Canada
Kitimaat - Tetratech General Partner Ltd.	British Columbia, Canada
Kitimaat - Tetratech Limited Partnership	British Columbia, Canada
MACSIS Pty Ltd	Australia
Management Systems International Maroc S.A.R.L.	Morocco
Management Systems International Georgia	Georgia
Management Systems International, Inc.	District of Columbia
Mansys International S de RL de CV	Mexico
Metálica Consultores S.A.	Chile
Mideast Construction LLC	Delaware
MSI Egypt LLC	Egypt
MSI for the development of competencies and management consultancy Ltd.	Kurdistan
MSI Pakistan (Private) Limited	Pakistan
Nehtruh-EBA Consulting Ltd.	Northwest Territories, Canada
NELPCO Limited Partnership	Yukon, Canada
NND EBA Land Protection Corp.	Yukon, Canada
Park L Projects Ltd.	British Columbia, Canada
Parkland Pipeline Contractors Ltd.	Alberta, Canada
Parkland Pipeline Equipment Ltd.	Alberta, Canada
Parkland Projects Ltd.	Saskatchewan, Canada
PRO-telligent, LLC	Delaware
PRO-telligent Global, LLC	Virginia
PRO-telligent Global Limited, LLC	Kenya
PRO-telligent Global (South) Limited	Malawi
PRT-Liberia Incorporated	Liberia
Proteus Engineers Pty Ltd.	Australia
Rooney Engineering, Inc.	Colorado
Secure Networx LLC	Virginia
Sodat Inc.	Quebec, Canada
Taheel Tetra Tech L.L.C.	Saudi Arabia
Tetra Tech Alaska, L.L.C.	Alaska
Tetra Tech AMT FZ LLC	Fujairah, UAE
Tetra Tech ARD, Inc. S. de R.L. de C.V	Mexico
Tetra Tech Australia Holding Pty Ltd.	Australia
Tetra Tech Australia Pty Ltd	Australia
Tetra Tech BAS, Inc.	California
Tetra Tech (Beijing) Consultancy Company Limited	China
Tetra Tech Canada Construction Inc.	Canada
Tetra Tech Canada Holding Corporation	Canada
Tetra Tech Canada Inc.	Canada
Tetra Tech Cape Canaveral, LLC	Florida
Tetra Tech CES, LLC	Washington
Tetra Tech Coffey Consultoria e Servicos Ltda	Brazil
Tetra Tech Coffey Holding LLC	Delaware
Tetra Tech Coffey Holding Pty Limited	Australia
Tetra Tech Colombia SAS	Colombia
Tetra Tech Construction, Inc.	New York
Tetra Tech Construction Craft Payroll LLC	New York
Tetra Tech Construction National Payroll LLC	Delaware
Tetra Tech Construction Oil & Gas Payroll, LLC	Delaware
Tetra Tech Consultoria Ltda	Brazil
Tetra Tech Contingency Constructors, LLC	Delaware
Tetra Tech do Brasil Participacoes Ltda.	Brazil
Tetra Tech EC, Inc.	Delaware
Tetra Tech EMC, Inc.	California
Tetra Tech Engenharia e Consultoria Ltda.	Brazil
Tetra Tech ES, Inc.	Delaware
Tetra Tech ES, Inc. S. de R.L. de C.V	Mexico
Tetra Tech ES India Private Limited.	India
Tetra Tech EU B.V.	Netherlands
Tetra Tech Executive Services, Inc.	California
Tetra Tech Expeditionary Operations, Inc.	Delaware
Tetra Tech Facilities Construction, LLC	New Jersey
Tetra Tech Holding LLC	Delaware
Tetra Tech IC, Inc.	Alberta, Canada
Tetra Tech IN Inc.	Quebec, Canada
Tetra Tech India Limited	India
Tetra Tech Industries Africa (pty) Ltd.	South Africa
Tetra Tech Industries General Partner Inc.	Canada
Tetra Tech International, Inc.	Delaware
Tetra Tech International S.A.C.	Peru
Tetra Tech MA, Inc.	Delaware
Tetra Tech Management Consultancy LLC	Oman
Tetra Tech New Martinsville, LLC	Delaware
Tetra Tech MIMDU, LLC	Delaware
Tetra Tech NZ Limited	New Zealand
Tetra Tech QC Inc.	Quebec, Canada
Tetra Tech QE Inc.	Quebec, Canada
Tetra Tech QI Inc.	Quebec, Canada
Tetra Tech RAC Craft, LLC	Delaware
Tetra Tech TAS Inc.	Ontario, Canada
Tetra Tech Technical Services, Inc.	Delaware
Tetra Tech Tesoro, Inc.	Virginia
Tetra Tech Utility Construction, Inc.	Delaware
TTI Ring Industries Limited	Jamaica
Wardrop (Ghana) Ltd.	Ghana
Western Utility Cable, Inc.	Illinois
Western Utility Central, Inc.	Illinois
Western Utility Contractors, Inc.	Illinois
Western Utility Electric, Inc.	Illinois
Western Utility LLC	Delaware
Whalen & Company, Inc.	Delaware
Whalen Service Corps Inc.	Delaware
646696 NB Inc	Canada
646756 NB Inc.	Canada